                                                                    EXHIBIT 4.3



                          PHONETEL TECHNOLOGIES, INC.,
                                   As Issuer,


                            THE SUBSIDIARY GUARANTORS
                           named on Schedule I hereto

                                       AND

                              MARINE MIDLAND BANK,
                                   As Trustee



                                    INDENTURE


                           Dated as of December , 1996





                                  $110,000,000


                             % SENIOR NOTES DUE 2006

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                               Indenture Section
--------------------------------------------------------------------------------

310(a)(1)........................................................    7.10
      (a)(2).....................................................    7.10
      (a)(3).....................................................    N.A.**
      (a)(4).....................................................    N.A.
      (a)(5).....................................................    7.10
      (b)........................................................    7.10
      (c)........................................................    N.A.
311(a)...........................................................    7.11
      (b)........................................................    7.11
      (c)........................................................    N.A.
312(a)...........................................................    2.05
      (b)........................................................    11.03
      (c)........................................................    11.03
313(a)...........................................................    7.06
      (b)(1).....................................................    7.06
      (b)(2).....................................................    7.06
      (c)........................................................    7.06; 11.02
      (d)........................................................    7.06
314(a)...........................................................    4.02; 4.03;
                                                                     11.02
      (b)........................................................     4.18
      (c)(1).....................................................    11.04
      (c)(2).....................................................    11.04
      (c)(3).....................................................    N.A.
      (d)........................................................     4.18
      (e)........................................................    11.05
      (f)........................................................    N.A.
315(a)...........................................................    7.01
      (b)........................................................    7.05
      (c)........................................................    7.01
      (d)........................................................    7.01
      (e)........................................................    6.11
316(a)(last sentence)............................................    2.09
      (a)(1)(A)..................................................    6.05
      (a)(1)(B)..................................................    6.04
      (a)(2).....................................................    N.A.
      (b)........................................................    6.04; 6.07
      (c)........................................................    2.13
317(a)(1)........................................................    6.08
      (a)(2).....................................................    6.09
      (b)........................................................    2.04
318(a)...........................................................    11.01

----------

*     This Cross-Reference Table is not part of the Indenture.
**    Not applicable.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.           Definitions.........................................  1
SECTION 1.02.           Other Definitions................................... 17
SECTION 1.03.           Incorporation by Reference of TIA .................. 18
SECTION 1.04.           Rules of Construction............................... 18

                                   ARTICLE II
                                    THE NOTES

SECTION 2.01.           Form and Dating..................................... 18
SECTION 2.02.           Execution and Authentication........................ 19
SECTION 2.03.           Registrar; Paying Agent; Depositary................. 20
SECTION 2.04.           Paying Agent to Hold Money in Trust................. 20
SECTION 2.05.           Holder Lists........................................ 21
SECTION 2.06.           Transfer and Exchange............................... 21
SECTION 2.07.           Replacement Notes................................... 22
SECTION 2.08.           Outstanding Notes................................... 22
SECTION 2.09.           Treasury Notes...................................... 23
SECTION 2.10.           Temporary Notes..................................... 23
SECTION 2.11.           Cancellation........................................ 23
SECTION 2.12.           Defaulted Interest.................................. 24
SECTION 2.13.           Record Date......................................... 24
SECTION 2.14.           CUSIP Number........................................ 24
SECTION 2.15.           Book-Entry Provisions for Global Notes.............. 25

                                   ARTICLE III
                                   REDEMPTION

SECTION 3.01.           Redemption Provisions............................... 26
SECTION 3.02.           Notice to Trustee................................... 27
SECTION 3.03.           Selection of Notes to Be Redeemed................... 27
SECTION 3.04.           Notice of Redemption................................ 28
SECTION 3.05.           Effect of Notice of Redemption...................... 29
SECTION 3.06.           Deposit of Redemption Price......................... 29
SECTION 3.07.           Notes Redeemed in Part.............................. 29

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                                                                            Page
                                                                            ----


                                   ARTICLE IV
                                    COVENANTS

SECTION 4.01.           Payment of Principal, Premium and Interest.......... 30
SECTION 4.02.           Provision of Financial Statements................... 30
SECTION 4.03.           Compliance Certificate.............................. 31
SECTION 4.04.           Stay, Extension and Usury Laws...................... 32
SECTION 4.05.           Limitation on Restricted Payments................... 32
SECTION 4.06.           Corporate Existence................................. 34
SECTION 4.07.           Limitation on Incurrence of Indebtedness............ 34
SECTION 4.08.           Taxes............................................... 36
SECTION 4.09.           Limitation on Dividends and Other Payment
                           Restrictions Affecting Subsidiaries.............. 37
SECTION 4.10.           Maintenance of Office or Agency..................... 38
SECTION 4.11.           Change of Control................................... 38
SECTION 4.12.           Special Offer upon Failure to Consummate Cherokee
                           Acquisition...................................... 40
SECTION 4.13.           Limitation on Asset Sales........................... 42
SECTION 4.14.           Limitation on Issuance and Sale of Preferred
                           Stock of Subsidiaries............................ 44
SECTION 4.15.           Future Subsidiary Guarantors........................ 45
SECTION 4.16.           Maintenance of Properties........................... 45
SECTION 4.17.           Maintenance of Insurance............................ 45
SECTION 4.18.           Deposit of Trust Funds with Trustee
                           Pending Consummation of Cherokee Acquisition..... 45
SECTION 4.19.           Limitation on Transactions with Interested
                           Persons.......................................... 47
SECTION 4.20.           Limitation on Lines of Business..................... 48
SECTION 4.21.           Limitation on Liens................................. 49

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.01.           Merger, Consolidation and Sale of Assets............ 48
SECTION 5.02.           Surviving Person Substituted........................ 49

                                                                            Page
                                                                            ----

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01.           Events of Default................................... 49
SECTION 6.02.           Acceleration........................................ 51
SECTION 6.03.           Other Remedies...................................... 52
SECTION 6.04.           Waiver of Past Defaults............................. 52
SECTION 6.05.           Control by Majority of Holders...................... 52
SECTION 6.06.           Limitation of Suits by Holders...................... 53
SECTION 6.07.           Rights of Holders to Receive Payment................ 53
SECTION 6.08.           Collection Suit by Trustee.......................... 53
SECTION 6.09.           Trustee May File Proofs of Claim.................... 53
SECTION 6.10.           Priorities.......................................... 54
SECTION 6.11.           Undertaking for Costs............................... 55

                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.01.           Duties of Trustee................................... 56
SECTION 7.02.           Rights of Trustee................................... 56
SECTION 7.03.           Individual Rights of Trustee........................ 57
SECTION 7.04.           Trustee's Disclaimer................................ 57
SECTION 7.05.           Notice to Holders of Defaults and Events of Default. 57
SECTION 7.06.           Reports by Trustee to Holders....................... 57
SECTION 7.07.           Compensation and Indemnity.......................... 58
SECTION 7.08.           Replacement of Trustee.............................. 59
SECTION 7.09.           Successor Trustee by Merger, Etc.................... 60
SECTION 7.10.           Eligibility; Disqualification....................... 60
SECTION 7.11.           Preferential Collection of Claims Against Company... 60

                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

SECTION 8.01.           Discharge of Liability on Notes; Defeasance......... 61
SECTION 8.02.           Conditions to Defeasance............................ 62
SECTION 8.03.           Application of Trust Money.......................... 63
SECTION 8.04.           Repayment to Company................................ 63
SECTION 8.05.           Indemnity for U.S. Government Obligations........... 63
SECTION 8.06.           Reinstatement....................................... 64

                                                                            Page
                                                                            ----

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 9.01.           Amendments and Supplements Permitted
                           Without Consent of Holders....................... 64
SECTION 9.02.           Amendments and Supplements Requiring
                           Consent of Holders .............................. 65
SECTION 9.03.           Compliance with TIA................................. 66
SECTION 9.04.           Revocation and Effect of Consents................... 66
SECTION 9.05.           Notation on or Exchange of Notes.................... 67
SECTION 9.06.           Trustee Protected................................... 67

                                    ARTICLE X
                              SUBSIDIARY GUARANTEES

SECTION 10.01.          Subsidiary Guarantees............................... 68
SECTION 10.02.          Trustee to Include Paying Agents.................... 70
SECTION 10.03.          Limits on Subsidiary Guarantees..................... 70
SECTION 10.04.          Execution of Subsidiary Guarantee................... 70
SECTION 10.05.          Stay, Extension and Usury Laws...................... 71
SECTION 10.06.          Payment............................................. 71

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01.          Trust Indenture Act Controls........................ 71
SECTION 11.02.          Notices............................................. 72
SECTION 11.03.          Communication by Holders with Other Holders......... 73
SECTION 11.04.          Certificate and Opinion as to Conditions Precedent.. 74
SECTION 11.05.          Statements Required in Certificate or Opinion....... 74
SECTION 11.06.          Rules by Trustee and Agents......................... 74
SECTION 11.07.          Legal Holidays...................................... 74
SECTION 11.08.          No Recourse Against Others.......................... 75
SECTION 11.09.          Counterparts........................................ 75
SECTION 11.10.          Initial Appointments, Compliance Certificates....... 75
SECTION 11.11.          Governing Law....................................... 75
SECTION 11.12.          No Adverse Interpretation of Other Agreements....... 75
SECTION 11.13.          Successors.......................................... 76
SECTION 11.14.          Severability........................................ 76
SECTION 11.15.          Third Party Beneficiaries........................... 76

                                                                            Page
                                                                            ----



SECTION 11.16.          Table of Contents, Headings, Etc.................... 76

SCHEDULE I         ............SUBSIDIARY GUARANTORS EXISTING ON THE ISSUE DATE

EXHIBIT A          ................................................FORM OF NOTE
EXHIBIT A-1        ..............FORM OF NOTATION ON NOTE RELATING TO GUARANTEE
EXHIBIT B          ...............................FORM OF BOOK-ENTRY LEGEND AND
                                           SCHEDULE OF EXCHANGES OF GLOBAL NOTE

                  THIS INDENTURE, dated as of December , 1996, is by and among
(i) PhoneTel Technologies, Inc., an Ohio corporation (the "Company"), as issuer
of the   % Senior Notes due 2006, (ii) each Subsidiary of the Company existing on the Issue Date as set forth on Schedule I hereto and each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with Section
4.15 and executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture, as guarantors of the Company's obligations under this Indenture and the Notes (each a "Subsidiary Guarantor"), and (iii) Marine Midland Bank, as trustee (the "Trustee").

                  The Company, each Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:


                                    ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


SECTION 1.01.   Definitions.

                  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  "Agent" means any Registrar, Paying Agent, or co-registrar.

                  "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person or any division or line (whether based on product or geography) of business of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any public pay telephones from any Person other than the manufacturer (or an Affiliate thereof or special purpose finance entity related thereto) of such telephones in a transaction involving consideration having a Fair Market Value equal to or greater than $250,000.

                  "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of Section 5.01), or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor), provided that the term "Asset Sale" shall not include (i) any simultaneous exchange of public pay telephones and related location agreements of the Company or any of its Subsidiaries for public pay telephones and related location agreements of another Person with equivalent Fair Market Value; provided that the number of pay telephones so exchanged in any calendar year shall not exceed 10% of (A) the sum of the number of pay telephones owned by the Company and its Subsidiaries on January 1 of such year and the number of pay telephones acquired by the Company and its Subsidiaries since January 1 of such year less (B) the number of pay telephones sold by the Company and its Subsidiaries since January 1 of such year, and (ii) any disposition or dispositions during any twelve-month period of assets or property having a Fair Market Value of less than $250,000 in the aggregate.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

                  "Board of Directors" means the Company's board of directors or, except with respect to clause (c) of the definition of a Change of Control, any authorized committee of such board of directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

                  "Cash Equivalents" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500 million, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Ratings Service or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500 million, maturing within one year of the date of purchase; and (iv) money market accounts with a bank or trust company of a type described in clause (iii).

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Company;

                  (b) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

                  (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

                  "Cherokee Acquisition" means the acquisition by the Company of all of the capital stock of Cherokee Communications Inc. ("Cherokee") pursuant to the Agreement and Plan of Merger dated as of November 21, 1996, among the Company, Cherokee, PhoneTel CCI, Inc. and all of the shareholders of Cherokee.

                  "Commission" means the Securities and Exchange Commission.

                  "Company" means PhoneTel Technologies, Inc., an Ohio corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.

                  "Concurrent Offering" means the public offering by the Company of up to [ ] shares of its common stock, $.01 par value, as contemplated by the related prospectus dated December , 1996, including the sale of any such shares of common stock in connection with the exercise of any over-allotment options granted to the underwriters of such public offering.

                  "Consolidated EBITDA" is defined to mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its

Subsidiaries in conformity with GAAP; provided that, if any Subsidiary of the Company is not a Wholly-Owned Subsidiary of the Company, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding common stock of such Subsidiary not owned on the last day of such period by the Company or any of its Subsidiaries divided by (2) the total number of shares of outstanding common stock of such Subsidiary on the last day of such period.

                  "Consolidated Fixed Charge Coverage Ratio" means, on any determination date (the "Transaction Date"), the ratio of (i) Consolidated EBITDA for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to (ii) the aggregate Consolidated Fixed Charges during such Reference Period. In making the foregoing calculation, (A) pro forma effect shall be given to (1) any Indebtedness Incurred subsequent to the end of the Reference Period and prior to the Transaction Date, (2) any Indebtedness Incurred during such Reference Period to the extent such Indebtedness is outstanding at the Transaction Date, and (3) any Indebtedness to be Incurred on the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of such Reference Period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day, (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period, (C) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Indebtedness, Disqualified Stock, or obligations under leases that were outstanding during such Reference Period or thereafter but that are not outstanding or are to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (B) above) during such Reference Period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) in effect on the Transaction Date, (D) pro forma effect shall be given to asset sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset sales) that occur during such Reference Period or thereafter and on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period, (E) with respect to any such Reference Period commencing prior to the Issue Date, the issuance of the Notes shall be deemed to have taken place on the first day of such Reference Period, and (F) pro forma effect shall be given to asset sales and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset sale) that have been made by any Person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during such Reference Period or subsequent to such period and prior to the Transaction Date and that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause
(D) or (F) of this sentence requires that pro forma effect be given to an asset acquisition or asset disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, or property, that is acquired or disposed of, for which financial information is available.

                  "Consolidated Fixed Charges" is defined to mean, for any period, the sum (without duplication) of (i) Consolidated Interest Expense for such period, (ii) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued, or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, and (iii) cash dividends declared or paid in respect of any Preferred Stock of the Company and its Subsidiaries during such period (other than dividends paid or payable to the Company or a Wholly-Owned Subsidiary of the Company), in each case as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of this definition, the amount of any cash dividends declared or paid will be deemed to be equal to the amount of such dividends multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined Federal, state, local and foreign income tax rate then applicable to the Company and its Subsidiaries (expressed as a decimal between one and zero) on a consolidated basis.

                  "Consolidated Interest Expense" means, with respect to any period, the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and
(d) accrued interest.

                  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains and losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses in respect of Asset Sales, or (v) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

                  "Credit Facility" means the Credit Agreement, dated as of March 15, 1996, as amended, among the Company, as borrower, and the lenders named therein and Internationale Nederlanden (U.S.) Capital Corporation and Cerberus Partners, L.P., as Agents, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

                  "Custodian" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, with respect to Notes issued in the form of one or more Global Notes, DTC or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under Section 17A of the Exchange Act.

                  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "DTC" means The Depository Trust Company.

                  "Equity Offering" means (i) an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date (excluding Capital Stock which may be issued upon exercise of any over-allotment option exercisable after the Issue Date and granted in connection with the Concurrent Offering), pursuant to an effective registration statement filed under the Securities Act, or (ii) any private placement of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date, in either case the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25 million.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that, except with respect of any Asset Sale which involves an asset or assets the value of which could reasonably be expected to exceed $250,000, the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee; and provided, further, that the Fair Market Value of a location agreement shall be the present value of the revenue to be received by the Company under such agreement until the expiration of the term of such agreement, without giving effect to any rights to renew or extend such agreement, based on the actual amount of revenue, net of related costs associated with the telephone or telephones covered by such agreement, received by the Company under such agreement for the most recent fiscal quarter.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

                  "Global Note" means a Note evidencing all or part of the Notes issued to the Depositary in accordance with Section 2.15 and bearing the legend described in Exhibit B.

                  "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                  "Holder" means any person in whose name a Note is registered.

                  "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the Obligation so secured and (y) the Fair Market Value of the property subject to such Lien,
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee or Affiliate of the Company or a Subsidiary of the Company or has held any such position during the previous five years, (ii) who is a director, employee or Affiliate of another party to the transaction in question, or (iii) who has, or who has been appointed to the Board of Directors by a shareholder who has, a direct or indirect financial interest in the transaction in question.

                  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

                  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel, relocation expenses and similar loans and advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

                  "Issue" means create, issue, assume, guarantee, incur or otherwise become, directly or indirectly, liable for any Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by designation, merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary. For this definition, the terms "issuing," "issuer," "issuance" and "issued" have meanings correlative to the foregoing.

                  "Issue Date" means the date of original issuance of the Notes.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or in the city in which the principal office of the Trustee is located, are not required to be open.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note, an equity security or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

                  "Notes" means the   % Senior Notes due 2006, including the
Subsidiary Guarantees, as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

                  "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman, the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company which shall include at least one of the Chairman, the President or any Vice President and otherwise complying with the applicable requirements of Sections 11.04 and 11.05.

                  "Opinion of Counsel" means a written opinion in form and substance satisfactory to, and from legal counsel acceptable to, the Trustee (such counsel may be an employee of or counsel to the Company or the Trustee) and complying with the applicable requirements of Sections 11.04 and 11.05.

                  "Other Senior Debt" means Indebtedness of the Company ranking pari passu in right of payment with the Notes and Indebtedness of a Subsidiary Guarantor ranking pari passu in right of payment with the Subsidiary Guarantees, in each case, the terms of which require that Net Proceeds be used to permanently reduce (and thereby also reduce commitments relating to) such Indebtedness.

                  "Other Senior Debt Pro Rata Share" means a fraction, (i) the numerator of which is the aggregate principal amount of Other Senior Debt outstanding on the date Net Proceeds are received and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such date and (y) the aggregate principal amount of any Other Senior Debt outstanding on such date.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor which ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (whether or not such Indebtedness is secured by any Lien).

                  "Permitted Holders" means (i) Peter G. Graf; (ii) his spouse and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii);
(v) each of Internationale Nederlanden (U.S.) Capital Corporation and Cerberus Partners, L.P.; or (vi) any Person controlled by any of the Persons described in clause (i), (ii), (iv) or (v). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

                  "Permitted Investments" means (i) any Investment in the Company or any Subsidiary Guarantor; (ii) any Investments in Cash Equivalents;
(iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Subsidiary Guarantor, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Subsidiary Guarantor and the Company or such Subsidiary Guarantor is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor;
(iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) Interest Rate Agreement Obligations permitted pursuant to Section 4.07(b)(vi); (vi) loans to employees the proceeds of which are used to pay taxes due in respect of stock grants to such employees in an amount not to exceed in the aggregate $1 million in each of calendar year 1997 and 1998 and $750,000 in calendar year 1999; and (vii) Investments, not to exceed $2.5 million at any time outstanding, in joint ventures in which Cherokee or any of its Subsidiaries is a party as of the Issue Date and which relate solely to certain public pay telephones located in Mexico that are to be acquired in connection with the Cherokee Acquisition.

                  "Permitted Liens" means (i) (A) Liens on assets or property of the Company that secure Indebtedness outstanding under the Credit Facility pursuant to Section 4.07(b)(i); (B) Liens securing up to $25 million of additional Indebtedness outstanding under the Credit Facility incurred pursuant to the Consolidated Fixed Charge Coverage Ratio in Section 4.07(a); and (C) Liens securing up to $25 million of additional Indebtedness, if the Consolidated Fixed Charge Coverage Ratio at the time of such incurrence, after giving effect to such Indebtedness, is 3.0 to 1.0; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in favor of the Company or any Subsidiary of the Company; (v) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; (viii) Liens created under this Indenture; (ix) Liens securing Capital Lease Obligations on property subject to the applicable lease; (x) Liens securing Interest Rate Agreement Obligations; and (xi) purchase money Liens incurred in the ordinary course of business, provided that such Liens relate only to the property or assets acquired and such Liens are created within 90 days of the acquisition of such property or assets.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Notes" has the meaning set forth in Section 2.15.

                  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

                  "Prospectus" means the final prospectus relating to the public offering of the Notes dated December , 1996.

                  "Purchase Money Indebtedness" means Indebtedness of the Company and its Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Subsidiaries.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Subsidiary Guarantor);
(ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Subsidiary Guarantor); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the maturity thereof; or (iv) any Restricted Investment.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Special Offer Notice Date" means ___________________, 1997.

                  "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

                  "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

                  "Subsidiary Guarantees" means the guarantees of the Notes issued by the Subsidiary Guarantors.

                  "Subsidiary Guarantor" means (i) each Subsidiary of the Company existing on the Issue Date, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions pursuant to Section 4.17 and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

                  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the Issue Date.

                  "Trustee" means Marine Midland Bank until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

                  "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer the Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

                  "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the Issuer's option prior to the stated maturity date of the Notes.

                  "Voting Stock" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Weighted Average Life to Maturity" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

                  "Wholly-Owned Subsidiary" means any Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly-Owned Subsidiary. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.


SECTION 1.02.   Other Definitions.

                                                                      DEFINED IN
              TERM                                                      SECTION

              "Asset Sale Offer"..........................................4.13
              "Asset Sale Offer Purchase Date"............................4.13
              "Asset Sale Offer Trigger Date".............................4.13
              "Change of Control Offer"...................................4.11
              "Change of Control Purchase Date"...........................4.11
              "Collateral Account"........................................4.18
              "Covenant Defeasance Option"................................8.01
              "Event of Default"..........................................6.01
              "Excess Proceeds"...........................................4.13
              "Final Special Offer Purchase Date".........................4.12
              "Incur".....................................................4.07
              "Interested Person".........................................4.19
              "Legal Defeasance Option"...................................8.01
              "Notice of Default".........................................6.01
              "Participants"..............................................2.15
              "Paying Agent"..............................................2.03

              "Payment Restriction".......................................4.09
              "Permitted Indebtedness"....................................4.07
              "Permitted Payments"........................................4.05
              "Purchase Date".............................................3.08
              "Refinancing Indebtedness"..................................4.07
              "Registrar".................................................2.03
              "Required Filing Dates".....................................4.02
              "Special Offer".............................................4.12
              "Special Offer Price".......................................4.12
              "Special Offer Purchase Date"...............................4.12
              "Trustee Expenses"..........................................6.08
              "Trust Funds"...............................................4.18


SECTION 1.03.   Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA's reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them therein.


SECTION 1.04.   Rules of Construction.

                  Unless the context otherwise requires: (1) a term has the meaning assigned to it in this Indenture; (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP; (3) "or" is not exclusive; (4) words in the singular include the plural, and in the plural include the singular; (5) provisions apply to successive events and transactions; and (6) unless otherwise specified, any reference to a Section or Article refers to such Section or Article of this Indenture.

                                   ARTICLE II
                                    THE NOTES


SECTION 2.01.   Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, and the notation thereon relating to the Subsidiary Guarantees shall be substantially in the form of Exhibit A-1. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                  The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.


SECTION 2.02.   Execution and Authentication.

                  Two Officers of the Company, one of whom must be the Secretary or an assistant secretary, shall sign each Note for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 10.04.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any of its Affiliates.

                  The Trustee shall authenticate Notes for original issue in the aggregate principal amount of $110,000,000 upon receipt of (i) a written order of the Company specifying the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and (ii) an Officers' Certificate and an Opinion of Counsel, each complying with Section 314(c) of the TIA and Section 11.04 and 11.05. The aggregate principal amount of Notes outstanding at any time may not exceed $110,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

                  The Notes shall initially be issued in the form of one or more permanent Global Notes, substantially in the form set forth in Exhibit A. Global Notes shall be registered in the name of a nominee of the Depositary and deposited with the Trustee, at its New York office, in its capacity as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note shall evidence such of the outstanding Notes as shall be specified therein and each shall provide that it shall evidence the aggregate principal amount of outstanding Notes from time to time endorsed thereon, and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges, redemptions, and other similar transactions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.


SECTION 2.03.   Registrar; Paying Agent; Depositary.

                  The Company shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with
Section 7.07.

                  The Company initially appoints DTC to act as Depositary with respect to any Global Notes and initially appoints the Trustee to act as Notes Custodian with respect to any Global Notes.


SECTION 2.04.   Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.


SECTION 2.05.   Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, semiannually at least fifteen Business Days before each interest payment date and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06.   Transfer and Exchange.

                  Subject to the provisions of Section 2.15, when Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder of such Note or by its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall Issue (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee shall authenticate, Notes at the Registrar's request. The Trustee shall notify the Company of all such registered transfers and exchanges within five Business Days of the occurrence of such transfer or exchange.

                  Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during any Change of Control Offer or Special Offer or Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Special Offer or Asset Sale Offer and not withdrawn.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchange pursuant to
Section 2.10, 3.07 or 9.05, which the Company shall pay).

                  Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar or any co-registrar) for the purpose of receiving payment of principal of, and premium, if any, and interest on, such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system (as described in Section 2.15) maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.


SECTION 2.07.   Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall, upon receipt of a written order in the form of an Officers' Certificate, authenticate a replacement Note if the Trustee's requirements are met, and each such replacement Note shall be an additional Obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their reasonable expenses in replacing a Note.


SECTION 2.08.   Outstanding Notes.

                  The Notes outstanding at any time are all the Notes the Trustee has authenticated except those it has cancelled, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, and premium, if any, and accrued interest on, any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any Affiliate of the Company holds such Note.


SECTION 2.09.   Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though they are not outstanding; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.


SECTION 2.10.   Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a written order in the form of an Officers' Certificate, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.


SECTION 2.11.   Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the record retention requirements of the Exchange Act) and deliver a certificate of their destruction to the Company unless, by written order signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.01 or an Offer pursuant to Section 4.11, 4.12 or 4.13), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.


SECTION 2.12.   Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section
4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.


SECTION 2.13.   Record Date

                  The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.


SECTION 2.14.   CUSIP Number.

                  A "CUSIP" number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


SECTION 2.15.  Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for certificated notes ("Physical Notes") in accordance with the rules and procedures of the Depositary. In addition, Physical

Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor depositary is not appointed by the Company within 30 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from the Company, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer or exchange of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from the Company, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Upon consummation of any redemption pursuant to Section
3.01 or any Offer pursuant to Sections 4.11, 4.12 or 4.13, the Registrar shall reflect on its book and records the date and a decrease in the principal amount of the Global Note in an amount equal to the aggregate principal amount being redeemed or purchased by the Company. The Global Note shall be deemed to be surrendered to the Trustee by the Notes Custodian and the Company shall execute (and the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon), and the Trustee, pursuant to instructions set forth in an Officers' Certificate from the Company, shall authenticate and deliver to the Notes Custodian, a new Global Note reflecting such reduction in principal amount outstanding.

                  (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                   ARTICLE III
                                   REDEMPTION


SECTION 3.01.   Redemption Provisions.

                  The Notes are not redeemable at the Company's option prior to , 2001. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on [ ] of the years indicated below.

                                     Year                            Percentage
                                     ----                            ----------

                  2001........................................               %
                  2002........................................               %
                  2003........................................               %
                  2004 and thereafter.........................           100%

                  Notwithstanding the foregoing, at any time prior to , 1999, the Company, at its option, may redeem from time to time up to [ ]% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings, other than the Concurrent Offering at a redemption price equal to [ ]% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $75 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.


SECTION 3.02.   Notice to Trustee.

                  If the Company elects to redeem Notes pursuant to Section 3.01, it shall furnish to the Trustee, at least 30 but not more than 60 days before notice of any redemption is to be mailed to Holders, an Officers' Certificate stating that the Company is redeeming Notes pursuant to Section 3.01, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes, the amount of accrued and unpaid interest on such Notes as of the redemption date and, if applicable, the manner in which Notes are to be selected for redemption, in accordance with Section 3.03, if less than all outstanding Notes are to be redeemed. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the

Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by each Holder.

                  The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption.


SECTION 3.03.   Selection of Notes to Be Redeemed.

                  If less than all outstanding Notes are to be redeemed by the Company, the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange the Trustee, on behalf of the Company, shall select the outstanding Notes to be redeemed on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate; provided, that a redemption pursuant to the provisions relating to Equity Offerings will be on a pro rata basis. Notes redeemed in part shall only be redeemed in integral multiples of $1,000. If the Company elects to mail notice of a redemption to Holders, the Trustee shall at least five days prior to the date notice of redemption is to be mailed, (i) select, on behalf of the Company, the Notes to be redeemed from Notes outstanding not previously called for redemption, and
(ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. The Trustee shall select for redemption Notes or portions of Notes in principal amounts of $1,000 or integral multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption. The Company shall notify the Trustee of its acceptance for payment of the Notes selected for redemption.


SECTION 3.04.   Notice of Redemption.

                  (a) At least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes that are to be redeemed. With respect to any redemption of Notes, the notice shall identify the Notes or portions thereof, if applicable, to be redeemed and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount of unpaid and accrued interest on such Notes as of the date of redemption; (3) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent;
(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, such Notes; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

                  (b) At the Company's request, the Trustee shall (at the Company's expense) give the notice of any redemption to Holders; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of any optional redemption and at least 10 days prior to the date that notice of such redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not a Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder.


SECTION 3.05.   Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.


SECTION 3.06.   Deposit of Redemption Price.

                  (a) On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company, no later than five days after any redemption date, any money (including accrued interest) that exceeds the amount necessary to pay the redemption price of, and accrued interest on, all Notes redeemed.

                  (b) If the Company complies with Section 3.06(a), interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business of such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, to the extent lawful, the Company shall pay interest on the overdue principal, premium, if any, and interest from the redemption date until such principal, premium and interest are paid, at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes compounded semi-annually as provided in the Notes and Section 4.01.


SECTION 3.07.   Notes Redeemed in Part.

                  Subject to Section 2.15, upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV
                                    COVENANTS


SECTION 4.01.  Payment of Principal, Premium and Interest.

                  The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Holders must surrender their Notes to the Paying Agent to collect principal payments. Principal, premium, or interest shall be considered paid on the date due if, by 11 a.m. Eastern Standard Time on such date, the Company has deposited with the Paying Agent money in immediately available funds designated for and sufficient to pay such principal, premium or interest. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount then due and payable on the Notes.

                  The Company shall pay interest on overdue principal, premium and interest (without regard to any applicable grace period) at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually.

                  Payments of the principal of, premium (if any) and interest on any Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SECTION 4.02.   Provision of Financial Statements.

                  Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as any Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also, in any event, (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost. In addition, the Company will file with the Commission and with the Trustee, in accordance with rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance with the conditions and covenants provided for herein as may be required by such rules and regulations.


SECTION 4.03.   Compliance Certificate.

                  The Company shall deliver to the Trustee, within 135 days after the end of each fiscal year of the Company, an Officers' Certificate, which shall be executed, on behalf of the Company by two Officers, at least one of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate,
(a) the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and
(b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest on, the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder.

                  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provision of Section 4.01, 4.05, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 or 4.18 or Article V or, if any
such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  The Company shall deliver to the Trustee such other information or documents reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.


SECTION 4.04.   Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of its obligations under this Indenture and the Notes; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05.   Limitation on Restricted Payments.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors in good faith and which determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the provisions of Section 4.07(a) and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case such cumulative Consolidated Net Income shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the most recent fiscal quarter, plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company (but excluding the net cash proceeds received by the Company from the Concurrent Offering) from the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) and the principal amount of Indebtedness of the Company or any Subsidiary Guarantor that had been converted into or exchanged for Capital Stock of the Company and, in either case, to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any of its Subsidiaries pursuant to clause (ii) of Section 4.05(b), plus (c) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Subsidiary in respect of such disposition.

                  (b) The provisions of Section 4.05(a) will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

                    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of Section 4.05(a);

                   (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than any Disqualified Stock);

                  (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;

                   (iv) the redemption, repurchase, retirement, defeasance or other acquisition of Capital Stock of the Company or any options or stock appreciation rights related to Capital Stock of the Company held by officers or employees (or their estates or beneficiaries of estates) upon death, disability, retirement or termination of employment; provided that the amount of Permitted Payments made under this clause
         (iv) shall not exceed $1 million per annum;

                    (v) any redemption of the Company's 14% Cumulative Redeemable Convertible Preferred Stock (i) having an aggregate stated value of $5.5 million out of the proceeds of the issuance of the Notes or the Concurrent Offering or (ii) at its stated maturity out of the proceeds of a concurrent issuance of Capital Stock (other than Disqualified Stock); and

                   (vi) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with the Indenture.

                   (c) In computing the amount of Restricted Payments for purposes of Section 4.05(a)(iii), Restricted Payments made under Sections 4.05(b)(iv) and 4.05(b)(vi) shall be included and Restricted Payments made under Sections 4.05(b)(i), 4.05(b)(ii), 4.05(b)(iii) and Section 4.05(b)(v) shall be excluded.


SECTION 4.06.  Corporate Existence.

                   The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.


SECTION 4.07.          Limitation on Incurrence of Indebtedness.

                  (a) The Company will not, and will not permit any of its Subsidiaries to, issue, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("Incur") any Indebtedness (including Acquired Debt), except for Permitted Indebtedness, unless at the time of and immediately after giving pro forma effect to such incurrence, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries would be greater than (x) 1.5 to 1.0 if the
Indebtedness is incurred prior to           , 1997, (y) 2.25 to 1.0 if the
Indebtedness is Incurred prior to           , 1998 or (z) 2.5 to 1.0 if the
Indebtedness is incurred on or after           , 1998.

                  (b) Section 4.07(a) will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"):

                    (i) Indebtedness of the Company Incurred under the Credit Facility in an aggregate principal amount at any time outstanding not to exceed the sum of (1) 80% of the net amount of accounts receivable (as determined under GAAP) of the Company and the Subsidiaries plus (2) an amount equal to $1,300 multiplied by the number of Eligible Pay Telephones (as defined in the Credit Facility as in effect on the Issue
         Date), in each case as determined in good faith by the Company at the time of each incurrence of Indebtedness under the Credit Facility; provided that in no event shall the aggregate principal amount of Indebtedness outstanding at any one time under the Credit Facility permitted pursuant to this clause (i) exceed $25 million less the aggregate amount of any other principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under Section 4.13; and provided, further, that in no event shall the aggregate principal amount of Indebtedness outstanding at any one time under the Credit Facility pursuant to this Section 4.07(b)(i) which was Incurred for working capital purposes exceed $15 million;

                   (ii) Indebtedness of the Company under the Notes and the Indenture and of any Subsidiary Guarantor represented by a Subsidiary Guarantee and other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the Issue Date;

                  (iii) Indebtedness owed by any Subsidiary of the Company to the Company or to a Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; provided that any such Indebtedness shall be held by a Person which is either the Company or a Subsidiary Guarantor and provided, further, that (A) any such Indebtedness of a Subsidiary of the Company shall not be subordinated to any other Indebtedness of such Subsidiary and (B) any such Indebtedness owed to a Subsidiary Guarantor shall be unsecured and shall be subordinated to the payment when due of the Notes and, provided, further, that an incurrence of additional Indebtedness which is not permitted under this clause (iii) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or a Subsidiary of the Company or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary of the Company to a Person other than the Company or a Subsidiary Guarantor such that such Subsidiary ceases to be a Subsidiary Guarantor;

                   (iv) Indebtedness of the Company or any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company or any Subsidiary Guarantor which Indebtedness has been Incurred in accordance with the provisions of the Indenture;

                    (v) Indebtedness arising with respect to Interest Rate Agreement Obligations Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; provided, however, that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates; and

                   (vi) Indebtedness of the Company or a Subsidiary of the Company incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness permitted to be incurred or outstanding under the Consolidated Fixed Charge Coverage Ratio of the first paragraph of this covenant or pursuant to clause (ii) above ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payments required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) such Refinancing

         Indebtedness shall not rank senior to, and shall be at least as subordinated, in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced.


SECTION 4.08.          Taxes.

                   The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings.


SECTION 4.09.   Limitation on Dividends and Other
                Payment Restrictions Affecting Subsidiaries.

                   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions to the Company or any other Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facility as in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired,
(f) an agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary; provided that such restriction is only applicable to such Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under Section 4.13; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under this Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) any agreement in effect on the Issue Date and (i) provisions in security agreements relating to secured Indebtedness of a Subsidiary to the extent such provisions restrict the transfer of the property that is the subject of such security agreements.


SECTION 4.10.   Maintenance of Office or Agency.

                   The Company will maintain in the Borough of Manhattan, the City of New York, an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                   The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                   The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.


SECTION 4.11.   Change of Control.

                   (a) In the event of a Change of Control, the Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below in Section 4.11(b)-(e) (a "Change of Control Offer").

                   (b) Within 30 days following the occurrence of any Change of Control, the Company shall mail to each Holder at such Holder's registered address a notice stating: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Purchase Date, provided, that, Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof;
(vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that, subject to Section 2.15, Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered, provided, that, only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

                   (c) The Company shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Change of Control Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Change of Control Offer is being made pursuant to Section 4.11, the Change of Control Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Change of Control Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Change of Control Purchase Date and, the manner in which Notes are to be selected for purchase, in accordance with Section 4.11(d), in the event less than all Notes tendered are to be purchased.

                   The Company will also provide the Trustee a copy of the notice sent to holders pursuant to Section 4.11(b) and any additional information that the Trustee reasonably requests in connection with any Change of Control Offer.

                   (d) On the Change of Control Purchase Date, the Company will
(i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer, together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. If less than all Notes tendered pursuant to the Change of Control Offer are to be purchased by the Company for any reason consistent with this Indenture, the Trustee, on behalf of the Company, shall select the outstanding Notes to be purchased by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, the Trustee on behalf of the Company, shall select the outstanding Notes to be purchased, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Notes purchased in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Company shall execute and issue and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the Holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to Holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

                   (e) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.


SECTION 4.12.   Special Offer upon Failure to Consummate Cherokee Acquisition.

                   (a) In the event the Cherokee Acquisition is not consummated prior to the Special Offer Notice Date, the Company will be obligated to make an offer to purchase up to $35 million aggregate principal amount of Notes at a price equal to 101% of such principal amount, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below in Section 4.12(b)-(e) (a "Special Offer").

                   (b) On the Special Offer Notice Date, the Company shall mail to each Holder, at such Holder's registered address, a notice stating: (i) that the Cherokee Acquisition has not occurred and the Company is offering to purchase $35 million aggregate principal amount of Notes at a purchase price (the "Special Offer Price") in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the "Special Offer Purchase Date"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days (such 60th day being referred to as the "Final Special Offer Purchase Date") from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the specified Special Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Special Offer, any Notes accepted for payment pursuant to the Special Offer shall cease to accrue interest on and after the Special Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Special Offer Purchase Date, provided, that, Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Special Offer Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that, subject to Section 2.15, Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered, provided, that, only Notes in principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

                   (c) The Company shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Special Offer is to be mailed to Holders, an Officers' Certificate setting forth that if the Cherokee Acquisition is not consummated prior to the Special Offer Notice Date that the Special Offer will be made pursuant to Section 4.12, the Special Offer Purchase Date, that the Company is offering to purchase $35 million principal amount of Notes pursuant to such Special Offer, the Special Offer Purchase Price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Special Offer Purchase Date and, the manner in which Notes are to be selected for purchase, in accordance with Section 4.12(d).

                   The Company will also provide the Trustee with a copy of the notice sent to holders pursuant to Section 4.12(b) and additional information that the Trustee reasonably requests in connection with any Special Offer.

                   (d) On the Special Offer Purchase Date, the Company will (i) accept for payment $35 million aggregate principal amount of Notes or such lesser amount as is tendered pursuant to the Special Offer and (ii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Special Offer, together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company, and the Trustee will apply the Trust Funds to the purchase of such Notes. If less than all Notes tendered pursuant to the Special Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and, subject to Section 2.15, the Company shall execute and issue and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with this Indenture shall be promptly returned to the holder of such Note. On and after the Special Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Special Offer to Holders of the Notes on or as soon as practicable after the Special Offer Purchase Date.

                   (e) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Special Offer.

SECTION 4.13.   Limitation on Asset Sales.

                   (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.

                   (b) Within 270 days after any Asset Sale, the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to
(a) repay amounts outstanding under the Credit Facility, and permanently reduce the commitments or amounts available to be borrowed thereunder by the same amount, (b) repay amounts outstanding under Other Senior Debt that is secured by the asset being sold, to the extent repayment is required by the terms of the agreement governing the same, (c) use no more than the Other Senior Debt Pro Rata Share of such Net Cash Proceeds to repay amounts outstanding under Other Senior Debt and/or (d) make an investment in, or acquire assets directly or reasonably related to, the business of the Company and its Subsidiaries existing on the Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce amounts outstanding under the Credit Facility or temporarily invest such Net Proceeds in any manner permitted by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 270 days of such Asset Sale will be deemed to constitute "Excess Proceeds" on the 271st day after such Asset Sale.

                   (c) Not later than 10 Business Days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall commence an offer to purchase the maximum principal amount of Notes that may be purchased out of all such Excess Proceeds (an "Asset Sale Offer") at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"). The offer to purchase shall remain open for a minimum of 20 business days or such longer period as is required by law. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute "Excess Proceeds."

                   (d) Within 10 Business Days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Asset Sale Offer Purchase Date, which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer

Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Offer Purchase Date, (v) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with a form entitled "Option of Holder to Elect Purchase" completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Offer Purchase Date; provided that Holders electing to tender only a portion of any Note must tender a principal amount of $1,000 or integral multiples thereof; (vi) that Holders will be entitled to withdraw their election to tender Notes if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Asset Sale Offer Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that, subject to Section 2.15, Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered; provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

                   (e) The Company shall furnish to the Trustee, at least seven Business Days before notice of the corresponding Asset Sale Offer is to be mailed to Holders, an Officers' Certificate setting forth that the Asset Sale Offer is being made pursuant to Section 4.13, the Asset Sale Offer Purchase Date, the maximum principal amount of Notes the Company is offering to purchase pursuant to such Asset Sale Offer, the purchase price for such Notes, the amount of accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date and, the manner in which Notes are to be selected for purchase, in accordance with Section 4.13(f), in the event less than all Notes tendered are to be purchased.

                   The Company will also provide the Trustee a copy of the notice sent to holders pursuant to Section 4.13(d) and any additional information that the Trustee reasonably requests in connection with any Asset Sale Offer.

                   (f) On the Asset Sale Offer Purchase Date, the Company will
(i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer, together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. If less than all Notes tendered pursuant to the Asset Sale Offer are to be purchased by the Company for any reason consistent with this Indenture, the Trustee, on behalf of the Company, shall select the outstanding Notes to be purchased by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on such an exchange, the Trustee on behalf of the Company, shall select the outstanding Notes to be purchased, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Notes purchased in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and, subject to Section 2.15, the Company shall execute and issue and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to Holders on or as soon as practicable after the Asset Sale Offer Purchase Date.

                   (g) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.


SECTION 4.14.   Limitation on Issuance and Sale of
                Preferred Stock of Subsidiaries.

                   The Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Preferred Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Subsidiary Guarantor) and (b) will not permit any Subsidiary of the Company to issue shares of its Preferred Stock, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Preferred Stock to any person other than to the Company or a Subsidiary Guarantor.


SECTION 4.15.   Future Subsidiary Guarantors.

                   The Company shall cause each Subsidiary of the Company formed or acquired after the Issue Date to issue a Subsidiary Guarantee and execute and deliver an indenture supplemental to this Indenture as a Subsidiary Guarantor.

SECTION 4.16.   Maintenance of Properties.

             The Company will cause all properties used in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from (i) discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of the business of the Company or of any of its Subsidiaries, (ii) making an Asset Sale that complies with Section 4.13 or
(iii) entering into a transaction permitted by Section 5.01.


SECTION 4.17.   Maintenance of Insurance.

             The Company shall, and shall cause each of its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character usually is so insured by corporations similarly situated and owning like properties in accordance with good business practice.


SECTION 4.18.   Deposit of Trust Funds with Trustee Pending Consummation of
                   Cherokee Acquisition.

             (a) On the Issue Date, the Company shall deposit with the Trustee in the account specified in Section 4.18(b), in the form of cash or Cash Equivalents, $35 million plus an additional amount sufficient to consummate the Special Offer on ___________, 1997 (the "Final Special Offer Purchase Date") at the Special Offer Price (such deposited amounts collectively, the "Trust Funds").

             (b) The Company shall deposit the Trust Funds into, and shall maintain with the Trustee, an account (the "Collateral Account") designated "Marine Midland Bank, as Trustee," which account shall be under the sole dominion and control of the Trustee. Amounts on deposit in the Collateral Account shall be held as cash or shall be invested and reinvested from time to time, as directed in writing by the Company, in Cash Equivalents, which shall be held in the Collateral Account. Any income, including any interest or capital gains received with respect to the balance from time to time standing to the credit of the Collateral Account, shall remain, or be deposited, in the Collateral Account. The Trustee shall have the power to sell or liquidate the investments in the Collateral Account whenever the Trustee shall be required pursuant to Section 4.18(d) to release all or any portion of the amounts in the Collateral Account to permit the consummation of the Cherokee Acquisition or to employ such amounts to effect a Special Offer with respect to of the Notes. Subject to Article VII hereof, the Trustee, solely in its individual capacity, hereby waives any rights it may have in such individual capacity to the Collateral Account and all rights and interest therein, including, without limitation, any such rights arising through counterclaim, defense, recoupment, charge, lien or right of set-off. The Trustee shall not have any liability for any loss suffered as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of any authorized person of the Company to give the Trustee written instruction to invest or reinvest the amounts in the Collateral Account or any earnings thereon.

             (c) In order to secure the full and punctual payment and performance of the Company's obligation to offer to purchase Notes in the event the Cherokee Acquisition is not consummated on or prior to the Special Offer Notice Date, the Company hereby grants to the Trustee, for the benefit of the Holders, a continuing security interest in and to the Trust Funds, whether now owned or existing or hereafter acquired or arising. The Trustee shall have no obligation to file any financing statement or otherwise take any action to maintain or perfect any such security interest.

             (d) The Trustee shall hold the Trust Funds, for the benefit of the Holders, until the earliest to occur of:

             (A) (x) the date of consummation of the Cherokee Acquisition as specified in an Officers' Certificate from the Company to the Trustee (1) stating that the Cherokee Acquisition is to be consummated on a date specified therein, which shall be at least two Business Days (or such shorter period as the Company and the Trustee shall mutually agree) after the date of such Officers' Certificate, (2) stating that such consummation will be, in all material respects, in accordance with the terms and conditions described in the Prospectus, and (3) requesting the Trustee to release the Trust Funds on the date of such consummation to the order of the Company or its assignee for application to the concurrent consummation of the Cherokee Acquisition; and (y) receipt by the Trustee of an Opinion of Counsel to the effect that all conditions precedent described in the preceding clause (x) have been satisfied; or

             (B) the Special Offer Purchase Date, as specified in an Officers' Certificate from the Company to the Trustee in accordance with Section 4.12(c).

             (e) On the date of consummation of the Cherokee Acquisition, and following such acquisition, the Holders' security interest in the Collateral Account shall terminate and the Trustee shall release the Trust Funds in immediately available funds to the order of the

Company or its assigns, as specified in the Officers' Certificate delivered pursuant to Section 4.18(d)(A).

             (f) On the Special Offer Purchase Date as specified in an Officers' Certificate delivered pursuant to Section 4.12(c), the Trustee shall apply the Trust Funds in accordance with Section 4.12(d) and the Holders' security interest in the Collateral Account shall terminate on and as of such Special Offer Purchase Date.

             (g) Any amounts remaining in the Collateral Account on the Special Offer Purchase Date after application of the Trust Funds as specified in Section 4.18(f) shall be paid by the Trustee to the Company.

             (h) The Company will comply with Sections 314(b) and 314(d) of the TIA, as applicable, including, without limitation, providing an Opinion of Counsel with respect to Section 3.14(b) and the certificates or opinions of counsel with respect to Section 3.14(d), in connection with the deposit and release of the Trust Funds.


SECTION 4.19.   Limitation on Transactions with Interested Persons.

             The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of five percent or more of any class of Capital Stock of the Company or any Subsidiary of the Company or any officer or director of the foregoing (each, an "Interested Person") unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $100,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $2 million, the Company delivers to the Trustee an opinion to the effect that such transaction or series of transactions is fair to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with (including, without limitation, any stock options granted to) any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or any Subsidiary Guarantor and one or more Subsidiary Guarantors, (iii) transactions pursuant to agreements existing on the Issue Date, including, without limitation, the Credit Facility and (iv) loans or advances to officers of the Company for bona fide business purposes of the Company in the ordinary course of business not in the excess of $500,000 in the aggregate at any one time outstanding.


SECTION 4.20.   Limitation on Lines of Business.

             The Company will not, and will not permit any Subsidiary of the Company to, engage in or conduct any business other than the ownership and operation of public pay telephones and lines of business integral or ancillary thereto; provided, that, the primary business of the Company and its Subsidiaries shall continue to be the ownership and operation of public pay telephones.


SECTION 4.21.   Limitation on Liens.

             The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness unless simultaneously therewith (a) if the Lien is created by the Company, the Notes and (b) if the Lien is created by a Subsidiary of the Company, the Subsidiary Guarantees are, in each case, secured equally and ratably, in the case of Liens securing Indebtedness that is not Subordinated Debt, and on a senior priority basis, in the case of Liens securing Subordinated Debt.

                                    ARTICLE V
                                   SUCCESSORS

SECTION 5.01.   Merger, Consolidation and Sale of Assets.

             (a) The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons (other than a Subsidiary Guarantor) unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to issue at least $1.00 of additional Indebtedness pursuant to Section 4.07(a).

             (b) Prior to the consummation of any proposed Disposition, merger or consolidation of the Company or a Subsidiary Guarantor or the sale of all or substantially all of the assets of the Company or a Subsidiary Guarantor (other than a Disposition to a Subsidiary Guarantor), the Company shall deliver to the Trustee an Officers' Certificate stating that such transaction complies with
Article V or Section 10.01(e), as the case may be, of this Indenture and an Opinion of Counsel stating that such transaction and the supplemental indenture, if required, comply with Article V or Section 10.01(e), as the case may be, of this Indenture.

SECTION 5.02.   Surviving Person Substituted.

             In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01(a) in which the Company or the Subsidiary Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or the Subsidiary Guarantor under the Notes, the Subsidiary Guarantee, as applicable, and this Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor, and the Company or the Subsidiary Guarantor would be discharged from its obligations under this Indenture, the Notes or its Subsidiary Guarantee, as the case may be, provided, that solely for the purpose of calculating amounts described in clause (iii) of Section 4.05(a), any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods).

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES


SECTION 6.01.   Events of Default.

             (a) Each of the following constitutes an "Event of Default":

                    (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of this Indenture);

                    (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of this Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

                    (iii) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                    (iv) except as permitted by this Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

                    (v) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

                    (vi) one or more judgments, orders or decrees for the payment of money in excess of $5 million either individually or in the aggregate shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

                    (vii) any holder or holders of at least $5 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company after a default under such Indebtedness, (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $5 million that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or (b) shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);

                    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

                    (ix) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (ix).

             (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."


SECTION 6.02.   Acceleration.

             If any Event of Default (other than an Event of Default specified under Section 6.01(a)(viii) or (ix) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in Sections 6.01(a)(viii) or (ix) with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.


SECTION 6.03.   Other Remedies.

             If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


SECTION 6.04.   Waiver of Past Defaults.

             The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each Holder of Notes affected), or (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of each Holder of Notes affected. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the

Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.


SECTION 6.05.   Control by Majority of Holders.

             Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may (i) refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability or (ii) take any additional actions deemed proper by the Trustee that is not inconsistent with such direction.


SECTION 6.06.   Limitation of Suits by Holders.

             A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture, except as provided herein.


SECTION 6.07.   Rights of Holders to Receive Payment.

             Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.   Collection Suit by Trustee.

             If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").


SECTION 6.09.   Trustee May File Proofs of Claim.

             The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.


SECTION 6.10.   Priorities.

             If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

             First: to the Trustee for Trustee Expenses for amounts due under Section 7.07;

             Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

             Third: to the Company or to such party as a court of competent jurisdiction shall direct.

             The Trustee may fix a record date and payment date for any payment to Holders.


SECTION 6.11.   Undertaking for Costs.

             In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE VII
                                     TRUSTEE

SECTION 7.01.   Duties of Trustee.

             (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of any default or Event of Default unless either (1) A Trust Officer of the Trustee shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by any Holder or by the Company or any obligor on the Notes.

             (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

             (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except, that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.02, 6.04 or 6.05.

             (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b), (c) and (e) of this Section.

             (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

             (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Except as specified in Section 4.18 with respect to the Trust Funds, money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


SECTION 7.02.   Rights of Trustee.

             (a) The Trustee may rely, and shall be fully protected in acting or refraining from acting, on any document it believes in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matter as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

             (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel; provided that such action or omission does not constitute gross negligence. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

             (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

             (d) The Trustee shall not be liable for any action it takes or omits in good faith that it believes to be authorized or within its rights or powers.

             (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.


SECTION 7.03.   Individual Rights of Trustee.

             The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign. Each Agent shall have the same rights as the Trustee under this
Section 7.03.


SECTION 7.04.   Trustee's Disclaimer.

             The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Prospectus; it shall not be accountable for the Company's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions of this Indenture; it shall not be responsible for the use or application of any money that any Paying Agent other than the Trustee receives; and, it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


SECTION 7.05.   Notice to Holders of Defaults and Events of Default.

             If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.


SECTION 7.06.   Reports by Trustee to Holders.

             On or before June 15 in each year following the date hereof, so long as any Notes are outstanding hereunder, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the TIA (but if no event described in Section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

             Within 90 days after any Special Offer, or after the consummation of the Cherokee Acquisition, if applicable, the Trustee shall mail to Holders a brief report with respect to the release of the Trust Funds that complies with
Section 313(b) of the TIA.

             A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.


SECTION 7.07.   Compensation and Indemnity.

             The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as mutually agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

             The Company shall indemnify the Trustee and each of its directors, officers, employees, agents, representatives and counsel against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, including, without limitation, the reasonable costs and expenses of defending itself against any claim in liability in connection with the exercise or performance of any of its rights, powers or duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07. The Trustee shall cooperate in the defense of any such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

             The Company's obligations under this Section 7.07 shall survive the resignation or removal (other than as a result of negligence or willful misconduct) of the Trustee, satisfaction and discharge of this Indenture or termination of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs as a result of its negligence or willful misconduct.

             To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except the Trust Funds and any other funds from time to time held in trust or as security to pay principal of, and premium, if any, and interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture or the termination of this Indenture.

             When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

SECTION 7.08.   Replacement of Trustee.

             A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

             The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:
(i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

             If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by Company.

             If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

             If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

             A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

SECTION 7.09.   Successor Trustee by Merger, Etc.

             If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.


SECTION 7.10.   Eligibility; Disqualification.

             The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trust powers, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $100 million as set forth in its most recently published annual report of condition, and (iv) satisfy the requirements of Sections 310(a)(1),(2) and (5) of the TIA. The Trustee is subject to Section 310(b) of the TIA.


SECTION 7.11.   Preferential Collection of Claims Against Company.

             The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.


                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE


SECTION 8.01.   Discharge of Liability on Notes; Defeasance.

             (a) Subject to Sections 8.01(c), 8.02 and 8.06, this Indenture shall cease to be of any further effect as to all outstanding Notes and Subsidiary Guarantees after (i) either (a) all Notes heretofore authenticated and delivered (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on such Notes not previously delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of repayment, (ii) the Company has paid or caused to be paid all other sums payable under this

Indenture and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

             (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all its obligations under this Indenture and the Notes ("Legal Defeasance Option"), or (ii) its obligations under Sections 4.02, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and
Article V ("Covenant Defeasance Option"). The Company may exercise its Legal Defeasance Option notwithstanding its prior exercise of its Covenant Defeasance Option.

             If the Company exercises its Legal Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iii).

             Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

             (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 4.10, 7.07,
7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.


SECTION 8.02.   Conditions to Defeasance.

             In order to exercise either its Legal Defeasance Option and give effect thereto ("Legal Defeasance") or its Covenant Defeasance Option and give effect thereto ("Covenant Defeasance"), (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of principal or interest; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) and (ix) under Section 6.01 are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company or any Subsidiary Guarantor, including, without limitation, those arising under this Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (ix) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.


SECTION 8.03.   Application of Trust Money.

             The Trustee or Paying Agent shall hold in trust money and/or U.S. Government Obligations deposited with it pursuant to this Article VIII. The Trustee or Paying Agent shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Notes.

SECTION 8.04.   Repayment to Company.

             After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or securities held by them upon the written direction of the Company.

             Any money deposited with the Trustee or a Paying Agent pursuant to this Article VIII for the payment of the principal of, premium, if any, or interest on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 8.05.   Indemnity for U.S. Government Obligations.

             The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against cash and/or U.S. Government Obligations deposited with it pursuant to Section
4.18 or this Article VIII or imposed on or assessed against the principal and interest received on such cash and/or U.S. Government Obligations.


SECTION 8.06.   Reinstatement.

             If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article VIII; provided, however, that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations under this

Indenture and the Notes, the Company shall be subrogated to the Holders' rights to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX
                                   AMENDMENTS


SECTION 9.01. Amendments and Supplements Permitted Without Consent of Holders.

             (a) Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder;
(v) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or (vi) add additional Subsidiary Guarantors pursuant to Section 4.15.

             (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any future appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties, or immunities under this Indenture or otherwise.


SECTION 9.02. Amendments and Supplements Requiring Consent of Holders.

             (a) Except as otherwise provided in Sections 6.04, 9.01(a) and 9.02(c), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

             (b) Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

             (c) No such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or this Indenture in a manner adverse to any Holder of the Notes; (iv) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; (v) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of this Indenture or any Default hereunder and the consequences provided for hereunder; (vi) modify any of the provisions of this Indenture relating to any amended or supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of this Indenture cannot be modified or waived without the consent of the Holder of each Note affected thereby; (vii) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; (viii) alter the ranking of the Notes or the Subsidiary Guarantees in a manner adverse to holders of the Notes; or (ix) amend, change or modify the obligation of the Company to make and consummate a Special Offer or any of the definitions related thereto in a manner adverse to any holder of Notes.

             (d) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.


SECTION 9.03.   Compliance with TIA.

             Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.


SECTION 9.04.   Revocation and Effect of Consents.

             (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

             (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

             (c) After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in Section 9.02(c), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05.   Notation on or Exchange of Notes.

             The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


SECTION 9.06.   Trustee Protected.

             The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 11.04 and 11.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                    ARTICLE X
                              SUBSIDIARY GUARANTEES


SECTION 10.01.   Subsidiary Guarantees.

             (a) Each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise. In the event that the Company fails to pay any amount guaranteed by the Subsidiary Guarantors for any reason whatsoever, the Subsidiary Guarantors will be jointly and severally obligated to pay such amount immediately. The Subsidiary Guarantors hereby further agree that their Obligations under this Indenture and the Notes shall be unconditional and absolute, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, any modification or amendment of, or supplement to, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes will not be discharged except by complete performance by the Company or another Guarantor of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor or a Custodian of the Company or a Subsidiary Guarantor any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee of the Company's Obligations under this Indenture and the Notes by each Subsidiary Guarantor shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Subsidiary Guarantor hereby acknowledges and agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article VI for purposes of the Subsidiary Guarantees notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of the Subsidiary Guarantees.

             (b) Each Subsidiary Guarantor hereby waives all rights of subrogation, contribution, reimbursement and indemnity, and all other rights, that such Subsidiary Guarantor would have against the Company at any time as a result of any payment in respect of its Subsidiary Guarantee (whether contractual, under section 509 of the Bankruptcy Code, or otherwise).

             (c) Each Subsidiary Guarantor that makes or is required to make any payment in respect of its Subsidiary Guarantee shall be entitled to seek contribution from the other Subsidiary Guarantors to the extent permitted by applicable law; provided that each Subsidiary Guarantor agrees that any such claim for contribution that such Subsidiary Guarantor may have against any other Subsidiary Guarantor shall be subrogated to the prior payment in full in cash of all Obligations owed to Holders under or in respect of the Notes.

             (d) Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

             (e) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. A Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in Section 10.01(d)), provided that (a) if the Surviving Person is not the Subsidiary Guarantor, the Surviving Person agrees to assume such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and all its obligations under this Indenture and (b) such transaction does not
(i) violate any covenants set forth in this Indenture or (ii) result in a Default or Event of Default under this Indenture immediately thereafter that is continuing.


SECTION 10.02.   Trustee to Include Paying Agents.

             In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article X shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article X in place of the Trustee.


SECTION 10.03.   Limits on Subsidiary Guarantees.

             Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.


SECTION 10.04.   Execution of Subsidiary Guarantee.

             To evidence its Subsidiary Guarantee set forth in this Article X, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in this Article X shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer (who shall have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such Officer and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such Officer before the Note on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of the Subsidiary Guarantor.


SECTION 10.05.   Stay, Extension and Usury Laws.

             Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive each Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein or which might affect the covenants or the performance of this Indenture and Notes; and each such Subsidiary Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 10.06.   Payment.

             A payment on account of or with respect to any Subsidiary Guarantee shall include, without limitation, any direct or indirect payment of principal, premium or interest with respect to or in connection with any optional redemption or purchase provisions, any direct or indirect payment payable by reason of any other Indebtedness or Obligation being subordinated to the Subsidiary Guarantees, and any direct or indirect payment or recovery on any claim as a Holder relating to or arising out of this Indenture or any Subsidiary Guarantee, or the issuance of any Subsidiary Guarantee, or the transactions contemplated by this Indenture or referred to herein.


                                   ARTICLE XI
                                  MISCELLANEOUS


SECTION 11.01.   Trust Indenture Act Controls.

             If any provisions of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.


SECTION 11.02.  Notices.

             Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

                  If to the Company or to any Subsidiary Guarantor:

                           PhoneTel Technologies, Inc.
                           1127 Euclid Avenue
                           Suite 650
                           Cleveland, Ohio  44115-1601
                           Attention:  Tammy Martin
                           Telephone:  (216) 623-2588
                           Facsimile:  (216)

                  With a copy to:

                            Skadden, Arps, Slate, Meagher & Flom
                            919 Third Avenue
                            New York, New York  10022
                            Attention:  Stephen Banker
                            Telephone:  (212) 735-3000
                            Facsimile:  (212)

                  If to the Trustee:

                            Marine Midland Bank
                            140 Broadway, 12th Floor
                            New York, New York  10005
                            Attention: Corporate Trust Administration Department
                            Facsimile: (212) 658-6425

                  With a copy to:

                            [


                                                        ]
                            Attention:
                            Telephone:
                            Facsimile:

             The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

             All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when confirmation is received, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

             Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.


SECTION 11.03.   Communication by Holders with Other Holders.

             Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of Section 312(c) of the TIA.


SECTION 11.04.   Certificate and Opinion as to Conditions Precedent.

             Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.


SECTION 11.05.   Statements Required in Certificate or Opinion.

             Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 11.06.   Rules by Trustee and Agents.

             The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


SECTION 11.07.   Legal Holidays.

             If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.


SECTION 11.08.   No Recourse Against Others.

             No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under this Indenture, the Notes or the Subsidiary Guarantees. Each Holder by accepting a Note (including Subsidiary Guarantees) waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.


SECTION 11.09.   Counterparts.

             This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


SECTION 11.10.   Initial Appointments, Compliance Certificates.

             The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1996.

SECTION 11.11.   Governing Law.

             The laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.


SECTION 11.12.   No Adverse Interpretation of Other Agreements.

             This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.


SECTION 11.13.   Successors.

             All agreements of the Company in this Indenture and the Notes shall bind any successor of the Company. All agreements of the Trustee in this Indenture shall bind its successor.


SECTION 11.14.   Severability.

             If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 11.15.   No Recourse Against Others.

             No director, officer, employee, incorporator, or stockholder of the Company shall have any liability for any obligations of the Company under the Indenture or the Notes. Each Holder by accepting a Note waives and releases such persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.


SECTION 11.16.   Table of Contents, Headings, Etc.

             The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                                   SIGNATURES


                                          THE COMPANY:

                                          PHONETEL TECHNOLOGIES, INC.


                                          By: ________________________________
                                              Name:
                                              Title:

                                          THE SUBSIDIARY GUARANTORS:

                                          PUBLIC TELEPHONE CORPORATION
                                          WORLD COMMUNICATIONS, INC.
                                          PARAMOUNT COMMUNICATIONS SYSTEMS,
                                            INC.
                                          NORTHERN FLORIDA TELEPHONE
                                            CORPORATION
                                          PAYPHONES OF AMERICA, INC.
                                            PHONETEL CCI, INC.



                                          For each of the above:


                                          By: ________________________________
                                              Name:
                                              Title:

                                          MARINE MIDLAND BANK,
                                             as Trustee



                                          By: ________________________________
                                              Name:
                                              Title:

                                   Schedule I

                Subsidiary Guarantors Existing on the Issue Date


     Name of Subsidiary                    Jurisdiction of Incorporation

1.   Public Telephone Corporation                 Indiana

2.   World Communications, Inc.                   Missouri

3.   Paramount Communications
       Systems, Inc.                              Florida

4.   Northern Florida Telephone
       Corporation                                Florida

5.   Payphones of America, Inc.                   Ohio

6.   PhoneTel CCI, Inc.                           Texas

                                 [FORM OF NOTE]
                                                                       EXHIBIT A
                                 (Face of Note)

                            CUSIP No. [          ]

                           PHONETEL TECHNOLOGIES, INC.

                             % Senior Note due 2006

No. ____________                                                    $__________

             PhoneTel Technologies, Inc., an Ohio corporation (hereinafter called the "Company," which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________ or registered assigns, the principal sum of _______________________ Dollars on ___________________, 2006.

             Interest Payment Dates:            , and              , commencing
              , 1997

             Record Dates:

             Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

             IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:               , 1996

                                            PHONETEL TECHNOLOGIES, INC.


                                            By: ______________________________


                                            By: ______________________________

CERTIFICATE OF AUTHENTICATION

This is one of the     % Senior Notes due 2006 referred to in the within
mentioned Indenture.

MARINE MIDLAND BANK, as Trustee


By:  ______________________
     Authorized Signatory

                                 (Back of Note)

                             % SENIOR NOTE DUE 2006


             1. INTEREST. PhoneTel Technologies, Inc. (the "Company") promises to pay interest on the principal amount of this Note at the rate and in the
manner specified below. Interest on this Note will accrue at    % per annum from
the date this Note is issued until maturity and will be payable semiannually in
cash on        and      of each year, or if any such day is not a Business Day
on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance;
provided that the first Interest Payment Date shall be      , 1997. The Company
shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 2% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             2. METHOD OF PAYMENT. The Company will pay interest on this Note (except defaulted interest) to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date even if such Note is cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments on such Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money, and any such check may be mailed to a Holder's registered address and, in the case of a Global Note, may pay principal, premium, if any, and interest by wire transfer of immediately available funds to the account specified by the Holder thereof.

             3. PAYING AGENT AND REGISTRAR. Marine Midland Bank (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Affiliates may act in any such capacity.

             4. INDENTURE. The Company issued the Notes under an Indenture,
dated as of             , 1996 (the "Indenture"), by and among the Company, as
issuer of the Notes, each Subsidiary of the Company existing on the Issue Date as set forth in Schedule I to the Indenture and each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions set forth under Section 4.15 of the Indenture that executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as guarantors of the Company's obligations under the Indenture and the Notes (each a "Subsidiary Guarantor") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured general obligations of the Company limited to $110,000,000 in aggregate principal amount.

             5. REDEMPTION PROVISIONS. The Notes are not redeemable at the
Company's option prior to      , 2001. On and after such date, the Notes will be
subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of
redemption, if redeemed during the twelve-month period beginning on [       ] of
the years indicated below:

                      Year                   Percentage
       2001................................           %
       2002................................           %
       2003................................           %
       2004 and thereafter.................        100%

             Notwithstanding the foregoing, at any time prior to        , 1999,
the Company, at its option, may redeem from time to time up to [ ]% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings, other than the Concurrent Offering, at a redemption price equal to [ ]% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that at least $75 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

             6. MANDATORY OFFERS.

             (a) Within 30 days after any Change of Control, 10 Business Days following any Asset Sale Trigger Date, or on the Special Offer Notice Date, as the case may be, the Company shall mail a notice to each Holder stating a number of items as set forth in Sections 4.11 (with respect to Change of Control Offers) or 4.12 (with respect to a Special Offer) or 4.13 (with respect to Asset Sale Offers) of the Indenture.

             (b) Holders may tender all or, subject to Section 8 below, any portion of their Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

             (c) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such Notes, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and
(iii) with respect to any Note accepted for payment in part, the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

             (d) The Company will (i) announce the results of the Offer to Holders on or as soon as practicable after the applicable purchase date, and
(ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and all other applicable securities laws and regulations in connection with any Offer.

        7. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before any redemption date, the Company shall mail by first class mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

        8. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On and after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

        9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the day of the mailing of notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to Holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and
(iii) during any Change of Control Offer or Special Offer or Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Special Offer or Asset Sale Offer and not withdrawn.

        10. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

        11. AMENDMENTS AND WAIVERS.

             (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes.

             (b) Notwithstanding Section 11(a) above, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V and in which the Company is not the Surviving Person; make any change that would provide any additional rights or benefits to Holders or not adversely affect the interests of any Holder; comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or provide for additional Subsidiary Guarantors.

             (c) Certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of Notes affected.

        12. DEFAULTS AND REMEDIES. Events of Default include: default for 30 days in the payment when due of interest on the Notes; default in the payment when due of principal on the Notes; failure to perform or comply with certain covenants, agreements or warranties in the Indenture which failure continues for 30 days after receipt of notice from the Trustee or Holders of at least 25% of the outstanding Notes; defaults under and acceleration prior to maturity, or failure to pay at maturity, of certain other Indebtedness; except as permitted under the Indenture, any Subsidiary Guarantee shall cease for any reason to be in full force and effect; certain judgments that remain undischarged for a period of 60 days after their entry; dispositions by holders of certain Indebtedness following a default under such Indebtedness of assets of the Company or any Subsidiary pledged to secure such Indebtedness and certain events of bankruptcy or insolvency involving the Company or any Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all outstanding Notes to be due and payable immediately in an amount equal to the principal amount of and premium on, if any, such Notes, plus any accrued and unpaid interest; provided, however, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency involving the Company or any Subsidiary Guarantor, the principal amount of and premium on, if any, and any accrued and unpaid interest on, the Notes becomes due and payable immediately without further action or notice. Subject to certain exceptions, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may withhold from Holders notice of any continuing default (except a payment Default) if it determines that such withholding is in their interests.

             13. SUBSIDIARY GUARANTEES. Payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, to the extent lawful) on the Notes and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes is, jointly and severally, unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to and subject to the terms of Article X of the Indenture.

             14. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

             15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

             16. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or one or more Subsidiary Guarantors of the Company, or upon the sale, assignment, transfer, conveyance or other disposition of all or substantially all of the Company's or a Subsidiary Guarantor's properties and assets, the Surviving Person (if other than the Company or a Subsidiary Guarantor, as the case may

be) resulting from such disposition shall assume all of the obligations of the Company or the Subsidiary Guarantor under the Notes or the Subsidiary Guarantee, as applicable, and the Indenture and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Subsidiary Guarantor under the Indenture with the same effect as if such Surviving Person had been named as the Company or a Subsidiary Guarantor in the Indenture.

             17. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

             18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

             19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

             20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note in larger type. Request may be made to: PhoneTel Technologies, Inc., 1127 Euclid Avenue, Suite 650, Cleveland, Ohio 44115-1601, Attention: Secretary.

                                 ASSIGNMENT FORM


             To assign this Note, fill in the form below:

             FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto



________________________________________________________________________________
      Please insert social security or other identifying number of assignee


________________________________________________________________________________
              Please print or typewrite name and address including
                              zip code of assignee



the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ to transfer said Note on the books of the Company.

The Agent may substitute another to act for him.


Date:  ______________      Your Signature: _____________________________________
                                             (Sign exactly as your name appears
                                             on the other side of this Note)


                           Signature Guarantee*: _______________________________

--------
* The Holder's signature must be guaranteed by an eligible guarantor that is a member of one of the following recognized signature guarantee programs: (A) The SECURITIES TRANSFER AGENTS MEDALLION PROGRAM; (B) The NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM; or (C) The STOCK EXCHANGES MEDALLION PROGRAM.

                                                                     EXHIBIT A-1


                            FORM OF NOTATION ON NOTE
                              RELATING TO GUARANTEE


                  Each Subsidiary Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of each Subsidiary Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article X of the Indenture, to which reference is hereby made.


                                          Subsidiary Guarantors:

                                          PUBLIC TELEPHONE CORPORATION
                                          WORLD COMMUNICATIONS, INC.
                                          PARAMOUNT COMMUNICATIONS SYSTEMS
                                            INC.
                                          NORTHERN FLORIDA TELEPHONE
                                            CORPORATION
                                          PAYPHONES OF AMERICA, INC.
                                            PHONETEL CCI, INC.



                                          For each of the above:


                                          By: _________________________________
                                              Name:
                                              Title:

                       OPTION OF HOLDER TO ELECT PURCHASE


             If you elect to have this Note purchased by the Company pursuant to
Section 4.11 of the Indenture, check the box: / /

                  If you elect to have this Note purchased by the Company pursuant to Section 4.12 of the Indenture, check the box: / /

                  If you elect to have this Note purchased by the Company pursuant to Section 4.13 of the Indenture, check the box: / /

                  If you elect to have only part of this Note purchased by the Company pursuant to Section 4.11 or 4.12 or 4.13 of the Indenture, state the amount (multiples of $1,000 only):

$_________________


Date: _________________          Your Signature: _______________________________
                                 (Sign exactly as your name appears on the other side of this Note)


                                 Signature Guarantee:* _________________________




--------
* The Holder's signature must be guaranteed by an eligible guarantor that is a member of one of the following recognized signature guarantee programs: (A) The SECURITIES TRANSFER AGENTS MEDALLION PROGRAM; (B) The NEW YORK STOCK EXCHANGE MEDALLION SIGNATURE PROGRAM; or (C) The STOCK EXCHANGES MEDALLION PROGRAM.

                                                                       EXHIBIT B



                       FORM OF LEGEND FOR BOOK-ENTRY NOTES



                  Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

                  THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              SCHEDULE OF EXCHANGES


         The following exchanges of a part of this Global Notes for Physical Note have been made:


                                    Amount of increase   Principal Amount of      Signature of
             Amount of decrease     in Principal         this Global Note         authorized officer
Date of      in Principal Amount    Amount of this       following such           of Trustee or Note
Exchange     of this Global Note    Global Note          decrease (or increase)   Custodian
--------     -------------------    ------------------   ----------------------   ------------------
